Exhibit 99.3

Cam2 Technologies, LLC

Unaudited Condensed Financial Statements

As of and for the three months ended March 31, 2024

Table of Contents

Unaudited Condensed Financial Statements:

Unaudited Condensed Balance Sheet as of March 31, 2024	3

Unaudited Condensed Statement of Income for the three months ended March 31, 2024	4

Unaudited Condensed Statement of Changes in Members’ Equity for the three months ended March 31, 2024	5

Unaudited Condensed Statement of Cash Flows for the three months ended March 31, 2024	6

Notes to Unaudited Condensed Financial Statements	7-15

CAM2 TECHNOLOGIES, LLC

UNAUDITED CONDENSED BALANCE SHEET

March 31,
2024
Assets
Current assets:
Cash	$2,109,830
Marketable securities	1,035,422
Accounts receivable	2,109,783
Inventory	1,259,433
Other current assets	38,756
Total current assets	6,553,224
Operating lease right-of-use assets	29,148
Property and equipment, net	342,132
Total assets	$6,924,504
Liabilities and Members' Equity
Current liabilities:
Accounts payable	$481,739
Accrued expenses	392,802
Deferred revenue	1,583,620
Operating lease liabilities	29,148
Total current liabilities	2,487,309
Deferred revenue, net of current portion	2,489,032
Total liabilities	4,976,341
Commitments and contingencies (Note 7)
Members' equity
Members' equity (1,188,750 units issued and outstanding)	1,948,163
Total liabilities and members' equity	$6,924,504

The accompanying notes are an integral part of these unaudited condensed financial statements.

CAM2 TECHNOLOGIES, LLC

UNAUDITED CONDENSED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2024

Revenue:
Product revenue	$3,655,273
Service revenue	613,049
Total revenue	4,268,322
Cost of revenue:
Product cost of revenue	1,565,428
Service cost of revenue	130,674
Total cost of revenue	1,696,102
Gross profit	2,572,220
Operating expenses:
Sales and marketing	594,208
General and administrative	291,708
Research and development	728,755
Total operating expenses	1,614,671
Income from operations	957,549
Other income (expense):
Gain on investments	13,431
Interest expense	(11,899)
Total other income, net	1,532
Net income	$959,081

The accompanying notes are an integral part of these unaudited condensed financial statements.

CAM2 TECHNOLOGIES, LLC

UNAUDITED CONDENSED STATEMENT OF CHANGES IN MEMBERS' EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2024

	Class A Units		Class B Units		Total
	Units	Amount	Units	Amount	Members' Equity
Balance - December 31, 2023	1,099,750	$2,101,282	89,000	$-	$2,101,282
Distributions	-	(1,112,200)	-	-	(1,112,200)
Net income	-	959,081	-	-	959,081
Balance - March 31, 2024	1,099,750	$1,948,163	89,000	$-	$1,948,163

The accompanying notes are an integral part of these unaudited condensed financial statements.

CAM2 TECHNOLOGIES, LLC

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

Cash flows from operating activities:
Net income	$959,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	56,217
Reduction in carrying amount of right-of-use assets	10,537
Gain on investment in marketable securities	(13,431)
Changes in operating assets and liabilities:
Accounts receivable	879,814
Inventory	163,570
Other current assets	(37,756)
Accounts payable	49,716
Accrued expenses	(354,914)
Deferred revenue	166,720
Operating lease liabilities	(10,537)
Net cash provided by operating activities	1,869,017
Cash Flows from Investing Activities:
Purchases of property and equipment	(135,935)
Net cash used in investing activities	(135,935)
Cash flows from financing activities
Repayment of PPP Loan	(150,000)
Member distributions	(1,112,200)
Net cash used in financing activities	(1,262,200)
Net change in cash and cash equivalents	470,882
Cash - beginning of period	1,638,948
Cash - end of period	$2,109,830
Supplemental cash flow information:
Cash paid for interest	$11,899

The accompanying notes are an integral part of these unaudited condensed financial statements.

CAM2 Technologies, LLC

Notes to Unaudited Condensed Financial Statements

1.             NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Business

Cam2 Technologies, LLC (the “Company”) was founded in 2013 to develop and commercialize portable Fourier-transform infrared spectroscopy (“FTIR”) spectroscopic analyzers used for chemical threat detection and identification. The Company generates revenues from the sale of portable FTIR analyzers under “Redwave Technology” brands (“Redwave devices”) and other products based on the FTIR technology, as well as related services.

Risks and uncertainties

The Company is subject to risks and uncertainties common to technology companies in the technology industry and of similar size, including, but not limited to, development by competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, and uncertainty of market acceptance of products. Potential risks and uncertainties also include, without limitation, uncertainties regarding rising inflation and higher interest rates. Products currently under development will require additional research and development efforts prior to commercialization and will require additional capital and adequate personnel and infrastructure. The Company’s research and development may not be successfully completed, adequate protection for the Company’s technology may not be obtained, and products may not prove commercially viable. The Company operates in an environment of rapid change in technology and competition.

Certain of the components included in the Company’s products are obtained from a sole source, a single source or a limited group of suppliers. Although the Company seeks to reduce dependence on those limited sources of suppliers and manufacturers, the partial or complete loss of certain of these sources, or the requirement to establish a new supplier for the components, could have a material adverse effect on the Company’s operating results, financial condition and cash flows and damage its customer relationships.

Basis of presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and on a basis consistent with the audited financial statements of the Company as of and for the year ended December 31, 2023. These unaudited condensed financial statements should be read in conjunction with such audited financial statements.

These unaudited condensed financial statements include all adjustments that management considers necessary for a fair statement of the Company’s statement of income, balance sheet, statement of cash flows, and statement of changes in members’ equity for the interim period presented. Interim results are not necessarily indicative of the results to be expected for the periods ending December 31, 2024, or for any other future annual or interim period.

2.             SIGNIFICANT ACCOUNTING POLICIES

There have been no changes to our significant accounting policies described within the Notes to the Company’s financial statements as of and for the year ended December 31, 2023.

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains the majority of its cash and cash equivalents with financial institutions that management believes to be of high credit quality. The Company has not experienced any losses with respect to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Significant customers are those that account for 10% or more of the Company’s total revenue or accounts receivable. For the three months ended March 31, 2024, two customers represented approximately 24% of total revenue. As of March 31, 2024, three customers accounted for approximately 65% of outstanding accounts receivable.

Cam2 Technologies, LLC

Notes to Unaudited Condensed Financial Statements

Investments in marketable securities

The Company accounts for its investments in debt securities in accordance with Accounting Standards Codification (“ASC”) 320, Investments — Debt Securities (“ASC 320”). Debt securities, which are comprised of investments in U.S. Treasury Securities, are measured at fair value, based on quoted market prices. As the Company has classified its investments in debt securities as available-for-sale, the Company recognizes all unrealized gains and losses in other comprehensive income, net of tax, and recognizes all realized gains and losses in net income/loss within the Company’s unaudited condensed statement of income. The unrealized gains and losses were immaterial at March 31, 2024. As a result, for the three months ended March 31, 2024, the Company’s net income was equal to the Company’s other comprehensive income. The Company realized gains on marketable securities totaling $13,431 for the three months ended March 31, 2024.

When the fair value is below the amortized cost basis of a marketable security, an estimate of expected credit losses is made. The credit-related impairment amount is recognized in the statements of income. Credit losses are recognized through the use of an allowance for credit losses account in the balance sheet and subsequent improvements in expected credit losses are recognized as a reversal of an amount in the allowance account. If the Company has the intent to sell the security or it is more likely than not that the Company will be required to sell the security prior to recovery of its amortized cost basis, then the allowance for the credit loss is written-off and the excess of the amortized cost basis of the asset over its fair value is recorded in the consolidated statements of operations. There were no credit losses recorded through March 31, 2024.

Fair value measurements

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company's financial instruments consist primarily of cash equivalents, marketable securities, accounts receivable, accounts payable and accrued expenses. The Company’s marketable securities include U.S. Treasury securities which were valued by the Company using quoted prices in active markets for similar securities, which represent a Level 2 measurement within the fair value hierarchy.

The carrying values of the Company’s accounts receivable, other current assets, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these assets and liabilities.

Cam2 Technologies, LLC

Notes to Unaudited Condensed Financial Statements

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Fair Value Measurements at March 31, 2024 Using:
	Level 1	Level 2	Level 3	Total
Assets:
Marketable securities	—	1,035,422	—	1,035,422
Total assets measured at fair value	$—	$1,035,422	$—	$1,035,422

Revenue recognition

The Company recognizes revenue from sales to customers under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), by applying the following five steps: (1) identification of the contract, or contracts, with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract and (5) recognition of revenue when, or as, performance obligations are satisfied.

For a contract with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation on a relative standalone selling price basis using the Company’s best estimate of the standalone selling price of each distinct product or service in the contract. The primary method used to estimate standalone selling price is the price observed in standalone sales to customers; however, when prices in standalone sales are not available the Company may use third party pricing for similar products or services or estimate the standalone selling price, which is set by management. Allocation of the transaction price is determined at the contract’s inception and is not updated to reflect changes between contract inception and when the performance obligations are satisfied.

The Company earns revenue primarily from the sale of Redwave devices and other FTIR technology-based products such as OEM FTIR components and Laboratory FTIR accessories, as well as related consumables and technical support services. The Company also provides extended service warranties for its Redwave devices. Revenue is recognized when control of the promised products, consumables or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products, consumables or services (the transaction price). A performance obligation is a promise in a contract to transfer a distinct product or service to a customer and is the unit of accounting under ASC 606.

Products and Consumables

For products and consumables sold by the Company, control transfers to the customer at a point in time. To indicate the transfer of control, the Company must have a present right to payment, legal title must have passed to the customer, the customer must have the significant risks and rewards of ownership, and where acceptance is other than perfunctory, the customer must have accepted the product or service. The Company’s principal terms of sale are freight on board (“FOB”) shipping point, or equivalent, and, as such, the Company primarily transfers control and records revenue for product sales upon shipment. Sales arrangements with delivery terms that are not FOB shipping point are not recognized upon shipment and the transfer of control for revenue recognition is evaluated based on the associated shipping terms and customer obligations. If a performance obligation to the customer with respect to a sales transaction remains to be fulfilled following shipment (typically installation or acceptance by the customer), revenue recognition for that performance obligation is deferred until such commitments have been fulfilled. Sales tax and value added taxes collected from the customers relating to product sales and remitted to governmental authorities are excluded from revenues.

Cam2 Technologies, LLC

Notes to Unaudited Condensed Financial Statements

Services

The sales of extended service warranties are recognized as separate service performance obligations. For extended warranty and technical support services, control transfers to the customer over the term of the arrangement, and revenue is recognized based upon the period of time elapsed under the arrangement as this period represents the transfer of benefits or services under the agreement. For those service arrangements that are bundled with a product sale, a portion of the revenue from the sale is allocated to the support service and extended warranty components and recognized as deferred revenue on the unaudited condensed balance sheet.

The Company evaluates contingent payments to estimate the amount which is not probable of a material reversal to include in the transaction price using the most likely amount method. Future payments that are not within the control of the Company, are not considered probable of being achieved until the contingencies are resolved. The Company does not enter into significant financing agreements or other forms of variable consideration.

Contract assets arise from unbilled amounts in customer arrangements when revenue recognized exceeds the amount billed to the customer and the Company’s right to payment is not only subject to the passage of time. The Company had no contract assets related to product or service revenue as of March 31, 2024.

Contract liabilities represent the Company’s obligation to transfer goods or services to a customer for which it has received consideration (or the amount is due) from the customer. The Company has determined that its only contract liability related to its revenue is deferred revenue related to the services, which consists of amounts that have been invoiced but that have not been recognized as revenue. Amounts expected to be recognized as revenue within 12 months of the balance sheet date are classified as current deferred revenue and amounts expected to be recognized as revenue beyond 12 months of the balance sheet date are classified as noncurrent deferred revenue.

The Company capitalizes commissions earned by sales employees and consultants as these costs are incremental and recoverable costs of obtaining a contract with a customer. These costs are amortized over the contract term, as additional contract acquisition costs are incurred for contract renewals. Amortization is included in sales and marketing expense in the unaudited condensed statement of income. The deferred sales commissions were immaterial for the three months ended March 31, 2024.

The amount of deferred revenue equals the transaction price allocated to unfulfilled performance obligations for the period presented. The following is a summary of the activity related to the Company’s deferred revenue for the three months ended March 31, 2024:

Beginning balance	$3,905,932
Revenue recognized	(359,343)
Revenue deferred	526,063
Ending balance	$4,072,652

The deferred revenue amounts are expected to be recognized in the future as follows:

March 31,
2024
Deferred revenue expected to be recognized in:
One year or less	$1,583,620
One to two years	1,326,219
Three years and beyond	1,162,813
$4,072,652

Distribution Channels

A majority of the Company’s revenue is generated from the sales to its distribution partners, and, in the United States, from the sales to end customers where a government contract is required, or a customer has a pre-existing relationship. When the Company transacts with a distribution partner, its contractual arrangement is with the partner and not with the end-use customer. Whether the Company transacts business with and receives the order from a distribution partner or directly from an end-use customer, its revenue recognition policy and resulting pattern of revenue recognition for the order are the same.

Cam2 Technologies, LLC

Notes to Unaudited Condensed Financial Statements

The following table presents the Company’s product and service revenue by device type:

March 31,
2024
Redwave devices:
Device sales revenue	$3,208,054
Service revenue	613,050
Total Redwave devices revenue	3,821,104
OEM FTIR components:
Device sales revenue	318,643
Laboratory FTIR accessories:
Device sales revenue	128,575
Total revenue	$4,268,322

Revenue based on the end-user entity type for the Company’s product and service revenue are presented below:

March 31,
2024
Government	$3,821,104
Pharmaceutical/Biotechnology	318,643
Academia and other	128,575
Total revenue	$4,268,322

The following table disaggregates the Company’s revenue from contracts with customers by geography, which are determined based on the customer location:

March 31,
2024
United States	$3,407,970
International	860,352
$4,268,322

International sales are comprised primarily of device sales revenue. The International sales during the three months ended March 31, 2024 are primarily to Japan, Canada, and South Korea, which represent approximately 44%, 15% and 15% of the International revenues, respectively. Service revenue is primarily sourced in the United States.

Recently issued accounting standards

The Company has evaluated recent accounting pronouncements issued but not yet effective and has determined that upon adoption, none of these standards will have a material impact on the Company’s unaudited condensed financial statements.

Cam2 Technologies, LLC

Notes to Unaudited Condensed Financial Statements

3.             Property and Equipment

March 31,
2024
Computer hardware and software	$79,102
Lab equipment	50,041
Machinery and equipment	11,209
Furniture and fixtures	41,892
Loaner and demonstration equipment	610,602
Leasehold improvements	35,033
827,879
Less: Accumulated Depreciation	(485,747)
Property and equipment, net	$342,132

Depreciation expense was $56,217 for the three months ended March 31, 2024.

4.              INVENTORY

Inventory consisted of the following as of March 31, 2024:

March 31,
2024
Raw materials	$100,181
Work-in-progress	174,397
Finished goods	984,855
$1,259,433

During the three months ended March 31, 2024, the Company made non-cash transfers of loaner and demonstration equipment from inventory to property and equipment of $135,935.

5.             Accrued Expenses

Accrued expenses consisted of the following:

March 31,
2024
Accrued compensation	$230,397
Accrued warranty liabilities	30,675
Other accrued expenses	131,730
Total accrued expenses	$392,802

6.            PPP LOAN PAYABLE

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act, (the “CARES Act”) was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. It also appropriated funds for the Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19.

Cam2 Technologies, LLC

Notes to Unaudited Condensed Financial Statements

On May 15, 2020 the Company received a loan from a bank with an aggregate amount of $150,000, pursuant to the PPP (“the PPP Loan”). The PPP Loan was effective for thirty years, with a maturity date of May 15, 2050, and bears interest at 3.75%. Under the terms of the PPP Loan, certain amounts of the loan and accrued interest may be forgiven if they are used for qualifying expenses as described in the CARES Act. The Company repaid the PPP Loan in full during the three months ended March 31, 2024. The Company incurred $11,899 in interest expenses in relation to the PPP Loan for the three months ended March 31, 2024.

7.             Commitments and contingencies

The Company may be involved in legal actions in the ordinary course of business. In the opinion of management, there are no legal proceedings pending against or involving the Company whose outcome is likely to have a material adverse effect on the Company’s financial position or results of operations.

401(k) Savings Plan

The Company has a defined-contribution savings plan under Section 401(k) of the Internal Revenue Code (the “401k Savings Plan”). This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. The Company’s contributions to the plan may be made at the discretion of the members. During the three months ended March 31, 2024 the Company recorded no compensation expenses related to the Company’s contributions to the 401k Savings Plan.

8.             MEMBERS’ EQUITY

Pursuant to the Amended and Restated Operating Agreement as of January 3, 2016 (the “LLC Agreement”) the Company, a Connecticut registered LLC, shall survive in perpetuity and shall not be dissolved except upon the approval by the Board of Managers, a sale of substantially all the operating assets of the Company or upon a judicial decree of dissolution (a “Dissolution”).

Under the terms of the LLC agreement, the Company has two classes of equity: Class A units and, Class B units (“Incentive Units” or together with the Class A Units, “Units”).

As of March 31, 2024, there were 1,099,750 and 89,000 Class A and Class B units issued and outstanding, respectively.

The holders of the Class A Units have the right to vote together as a single class and each member is entitled to one vote for each Class A unit held on all matters and in connection with the election of directors of the Company. The Class A unit holders contributed a total of $1,100,000 to the Company in 2016. All profits and losses, except as discussed below, are allocated to the Class A unit holders pro rata based on Class A units held. The distributions are made at the Board of Directors’ discretion. There were $1,112,200 in distributions made to the members for the three months ended March 31, 2024.

During 2016 and 2019, the Company granted a total of 89,000 fully vested Class B Units to three employees for services. The Class B unitholders have no right to participate in the management of the Company, or otherwise vote for the appointment of directors or on any matters to be voted on by the members. Under the terms of the Company’s LLC agreement, the holders of Class B Units will receive distributions only upon a capital event as defined in the LLC Agreement. Capital Distributions will first be allocated to pay off contributed capital. Once contributed capital has been paid, distributions will be allocated to all participating unit holders, Class A and Class B unit holders, pro rata based on the number of Units held by each member. The holders of the Class B Units have no transfer rights. Upon termination for any reason or no reason of a Class B Unit member, the Class B Units will be automatically forfeited.

During the year ended December 31, 2022, the Company issued options to purchase 80,000 Class B Units with the exercise price of $15.82 to certain employees subject to performance-based vesting conditions over a three-year period. During the year ended December 31, 2023, the Company issued options to purchase 130,000 Class B Units with the exercise price of $20.92 to employees subject to service vesting conditions over a three-year period. All options will become fully vested upon a change of control event through an asset sale or liquidation of the Company. There were no options exercised or forfeited during the three months ended March 31, 2024.

Cam2 Technologies, LLC

Notes to Unaudited Condensed Financial Statements

The awards of Class B Units and the options to purchase the Class B Units granted through March 31, 2024 are accounted under Topic ASC 710 “Compensation” (“ASC 710”) guidance as the terms and conditions of the awards are more akin to a profit-sharing arrangement. Under the ASC 710 accounting guidance related to deferred compensation, the Company would not recognize a liability for these awards until the occurrence of a Capital Event, as defined in the LLC agreement. The Company settled its liability for all the outstanding options to purchase Class B Units in connection with the Transaction (see Note 9).

9.             SUBSEQUENT EVENTS

The Company has evaluated subsequent events through July 3, 2024, the date these financial statements were available to be issued. Other than what is disclosed below, or elsewhere in these notes to the unaudited condensed financial statements, there are no material subsequent events requiring additional disclosure.

Entity Restructuring

On April 12, 2024, in conjunction with the Transaction (defined below), the Company’s equity holders contributed 100% of the equity securities of the Company to CAM3 HoldCo, LLC, a Connecticut limited liability company incorporated in March 2024 (“CAM3”), in exchange for 100% of the equity securities of CAM3 (the “Restructuring”). As a result of the Restructuring, the Company became a wholly owned subsidiary of CAM3.

Equity Purchase Agreement

On April 29, 2024, the Company and CAM3 (the “Sellers”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with 908 Devices Inc. (the “908 Devices”). Pursuant to the Purchase Agreement, 908 Devices purchased all of CAM3’s right, title and interest in and to all of the issued and outstanding equity interests of the Company (the “Transaction”), in exchange for an initial payment of $45.0 million in cash (the “Cash Consideration”), and 1,497,171 unregistered shares of common stock, par value $0.001, of 908 Devices (the “908 Devices Common Stock”) (the “Closing Shares” and together with the Cash Consideration, the “Closing Consideration”). The Purchase Agreement also provides that approximately $4.5 million of the Cash Consideration will be placed into an indemnification escrow account for a 12-month period following the Closing Date (as defined below) to settle certain claims for indemnification for breaches or inaccuracies in Redwave’s representations and warranties, covenants, and agreements.

Pursuant to the Purchase Agreement, 908 Devices may also be obligated to issue up to an additional 4,000,000 unregistered shares of 908 Devices Common Stock (the “Earnout Shares” and, together with the Closing Shares, the “Shares”) as contingent consideration based on the amount of revenue 908 Devices generates from the sale of certain Redwave products and services (“Earnout Revenue”) during the 2-year period from May 1, 2024 through April 30, 2026 (the “Earnout Period”) as provided in the Purchase Agreement (the “Earnout Milestone”). If the Earnout Revenue achieved during the Earnout Period is at least $37 million, 908 Devices will be obligated to issue at least 1,000,000 Earnout Shares, which number of Earnout Shares will be increased based on the amount of Earnout Revenue achieved during the Earnout Period as provided in the Purchase Agreement, up to a maximum of 4,000,000 Earnout Shares for Earnout Revenue equal to or greater than $45 million. The Earnout Revenue also may include certain qualified bookings credit for certain Redwave products in the event that Earnout Revenue is otherwise above $37 million. No Earnout Shares will be issued if the Earnout Revenue achieved during the Earnout Period is less than $37 million.

Cam2 Technologies, LLC

Notes to Unaudited Condensed Financial Statements

The Transaction closed on April 29, 2024 (the “Closing Date”).

Transactions at Closing

In connection with the closing of the Transaction, and pursuant to that certain Confidential Settlement Agreement and Mutual Releases, dated April 8, 2024, the Company settled a dispute with a current employee that included the employee receiving an upfront payment of $700,000 and an issuance of 75,000 Class B Units of CAM3. The Class B Units of CAM3 have the same terms as the Company’s Class B Units. Upon the closing of the Transaction, the employee received approximately $2,800,000 as a settlement for its equity holdings in Class B Units of CAM3. The employee is also entitled to 5% of the Earnout Shares earned by the Sellers in accordance with the terms described above.

In connection with the closing of the Transaction, and pursuant to certain transaction bonus agreements executed on April 25, 2024 between the Company and certain employees of the Company (the “Transaction Bonus Agreements”), the Company paid an aggregate cash bonus of approximately $1.2 million to certain employees of the Company.

At the Closing Date, the Company’s option holders received approximately $1.9 million in cash and 224,776 of the Closing Shares in settlement of all the outstanding options to purchase Class B Units. The option holders are also entitled to approximately 14.3% of the Earnout Shares earned by the Sellers.